                             AMENDMENT NUMBER 10 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), THE HARTFORD SELECT MIDCAP GROWTH FUND is hereby included as a new Fund. All provisions in the Agreement shall apply to The Hartford Select MidCap Growth Fund.

                                IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 31st day of December, 2004.

                                          HARTFORD INVESTMENT
                                          FINANCIAL  SERVICES, LLC

                                          By: /s/ John C. Walters
                                              -------------------
                                          John C. Walters
                                          Executive Vice President

                                          THE HARTFORD MUTUAL FUNDS,
                                          INC.
                                          on behalf of: The Hartford Select
                                          MidCap Growth Fund

                                          By: /s/ David M. Znamierowski
                                              -------------------------
                                          David M. Znamierowski
                                          President